EXHIBIT 99.1

www.centex.com
P.O. Box 199000
Dallas, Texas 75219-9000

2728 North Harwood Dallas, Texas 75201-1516

Phone: (214) 981-5000
N e w s R e l e a s e
For additional information, contact:
Matthew G. Moyer, Vice President, Investor Relations, 214-981-6901
CENTEX COMPLETES SALE OF HOME EQUITY LENDING OPERATIONS
DALLAS — July 11, 2006 — Centex Corporation (NYSE: CTX) today announced it completed the sale of its sub-prime home equity lending operation, Centex Home Equity Company, LLC (CHEC), to an affiliate of Fortress Investment Group LLC.
Centex estimates total, net after-tax proceeds will approximate $540 million, subject to certain ordinary post-closing adjustments. The purchase price consisted of a payment based on the book value of the company, plus a premium calculated in accordance with agreed upon procedures. Additionally, Centex has the potential to receive an additional payment based on the volume of mortgage loans originated by CHEC during the two-year period after the closing.
Centex Corporation’s other financial services operation is the Centex Mortgage, Title and Insurance Group (CMTIG), a business that is closely aligned with Centex’s core home building operations. This group provides Centex home buyers with a streamlined home-closing and settlement process, key to ensuring customer satisfaction and quality. CMTIG is not affected by the CHEC transaction.
About Centex Corporation
Dallas-based Centex (NYSE: CTX), founded in 1950, is one of the nation’s leading home building companies. Centex operates in major U.S. markets in 25 states and delivered more than 39,000 homes in the United States in its most recent fiscal year ended March 31, 2006. Its leading brands include Centex Homes, Fox & Jacobs Homes, CityHomes and Centex Destination Properties.
In addition to its home building operations, Centex’s (www.centex.com) related business lines include mortgage and financial services, home services and commercial construction. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex consistently ranks among the most admired companies in its industry, according to FORTUNE magazine.
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management relating to future operations, operating and financial performance and amounts to be received in connection with certain transactions, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations”) and in its Current Reports on Form 8-K relating to the sale of CHEC, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in this report include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
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